UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on September 25, 2022, NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (“NioCorp”), GX Acquisition Corp. II, a Delaware corporation (“GX”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Following approval by the shareholders and stockholders of NioCorp and GX, respectively, and the satisfaction or waiver of all other closing conditions, the transactions contemplated by the Business Combination Agreement were consummated and closed (the “Closing”) on March 17, 2023 (the “Closing Date”). The Closing was the earliest event required to be reported in this Current Report on Form 8-K.

Pursuant to the Business Combination Agreement, the following transactions occurred on the Closing Date: (i) Merger Sub merged with and into GX, with GX surviving the merger (the “First Merger”); (ii) all Class A shares in GX (the “GX Class A Shares”) that were held by stockholders (the “GX Public Stockholders”) who did not elect to exercise their redemption rights in connection with the transactions were converted into shares of Class A common stock in GX (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger; (iii) NioCorp purchased all First Merger Class A Shares (the “Transaction Consideration Shares”) in exchange for common shares, without par value, of NioCorp (“NioCorp Common Shares”) (the “Exchange”); (iv) NioCorp assumed GX’s obligations under the GX Warrant Agreement (as defined below) and each share purchase warrant of GX, exercisable for GX Class A Shares (such warrant, a “GX Warrant”), that was issued and outstanding immediately prior to the effective time of the Exchange and each such assumed warrant was converted into a warrant to acquire NioCorp Common Shares (such warrant, a “NioCorp Assumed Warrant”); (v) all of the First Merger Class A Shares were contributed by NioCorp to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of NioCorp (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) Elk Creek Resources Corp., a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco, merged with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger,” and, together with the First Merger, the “Mergers”); and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, effectuated a reverse stock split at a ratio of 10-for-1 (the “reverse stock split”). The Mergers, the Exchange and the other transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Transactions.” The Transactions constituted GX’s initial business combination, as that term was defined in GX’s Amended and Restated Certificate of Incorporation prior to the First Merger.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Introductory Note.

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to NioCorp and its consolidated subsidiaries after giving effect to the Transactions. Terms used but not defined herein, or for which definitions are not otherwise incorporated herein by reference, have the respective meanings given to such terms in the joint proxy statement/prospectus of the Company and GX, dated February 8, 2023 (the “Joint Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2023.

As a result of the Transactions:

•	each GX Class A Share was, in connection with the Exchange, converted into 11.1829212 NioCorp Common Shares (or 1.11829212 NioCorp Common Shares after giving effect to the reverse stock split);

•	each share of Class B common stock of GX issued and outstanding immediately prior to the First Merger (such share, a “GX Class B Share”) that was not surrendered for cancellation in accordance with the GX Support Agreement (as defined below) was (i) upon consummation of the First Merger, converted on a one-for-one basis into a share of Class B common stock of GX (such shares, the “First Merger Class B Shares”), as the surviving company in the First Merger, and (ii) upon consummation of the Second Merger, each First Merger Class B Share was converted into 11.1829212 shares (or, after giving effect to the reverse stock split, 1.11829212 shares) of Class B common stock of GX (such shares, the “Second Merger Class B Shares”) as the surviving company in the Second Merger, in a private placement, and each Second Merger Class B Share remains outstanding following the transactions and is exchangeable into NioCorp Common Shares on a one-for-one basis, subject to equitable adjustments; and

•	each GX Warrant was (i) in connection with the First Merger, assumed by NioCorp pursuant to the Warrant Assumption Agreement (as defined below) and (ii) immediately prior to the Exchange, converted on a one-for-one basis into a NioCorp Assumed Warrant, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant is equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212 (or 1.11829212 after giving effect to the reverse stock split), with the applicable exercise price per Common Share adjusted accordingly.

No fractional NioCorp Common Shares were issued in connection with the Transactions and instead, any such fractional shares that would otherwise have resulted were rounded down to the nearest whole share.

As soon as practicable following the effective time of the First Merger (the “First Merger Effective Time”), and in any event within two business days following the First Merger Effective Time, the Company will cause the exchange agent to deliver to each GX stockholder, as of immediately prior to the First Merger Effective Time, a letter of transmittal and instructions for use in exchanging such GX stockholder’s GX Class A Shares for such GX stockholder’s applicable portion of the Transaction Consideration Shares. Promptly following receipt of a GX stockholder’s properly executed letter of transmittal, the exchange agent will deliver such GX stockholder’s applicable portion of the Transaction Consideration Shares.

Further, pursuant to the GX Support Agreement, dated September 25, 2022 (the “GX Support Agreement”), by and among GX Sponsor II LLC (the “Sponsor”), GX, NioCorp and the persons identified on Schedule I therein, the Sponsor, immediately prior to the Closing, surrendered to GX for cancellation 384,324 GX Class B Shares for no consideration.

Immediately after giving effect to (i) the redemption of 28,506,605 GX Class A Shares, (ii) the subsequent issuance of 74,909 GX Class A Shares to advisors and (iii) the Transactions, including the reverse stock split, there were 30,081,661 NioCorp Common Shares, 7,957,404 Second Merger Class B Shares and 15,666,667 NioCorp Assumed Warrants outstanding.

Based on NioCorp’s cash and cash equivalents of approximately $0.4 million as of December 31, 2022, after giving effect to the Transactions, the closing of the transactions contemplated by the Yorkville Convertible Debt Financing Agreement (as defined below) and the net proceeds of approximately $15.9 million received from the GX trust account (after giving effect to an aggregate of approximately $288.8 million of redemptions of GX Class A Shares in connection with the Transactions), less the sum of (i) the total direct and incremental transaction costs of GX estimated at approximately $13.5 million (including $5.0 million of deferred underwriters’ commissions) and (ii) the total direct and incremental transaction costs of NioCorp estimated at approximately $6.8 million, the Company would have cash and cash equivalents of approximately $15.4 million.

The NioCorp Common Shares and the NioCorp Assumed Warrants are expected to begin trading on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, on March 21, 2023, under the symbols “NB” and “NIOBW,” respectively. The NioCorp Common Shares will continue to trade on the Toronto Stock Exchange (“TSX”) under the symbol “NB,” and will continue to trade on a pre-reverse stock split basis until such time as the TSX advises that trading on a post-reverse stock split basis will commence, which is expected to be at the beginning of regular trading hours on March 21, 2023. The NioCorp Common Shares will cease being quoted on the OTC Markets in connection with the commencement of trading on The Nasdaq Global Market.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights and Lockup Agreement

Pursuant to the Business Combination Agreement, at the Closing, NioCorp, GX and the Sponsor, in its capacity as a shareholder of GX, the pre-Closing directors and officers of NioCorp and the other parties thereto (collectively, the “RRA Shareholders”) entered into the Amended and Restated Registration Rights Agreement, dated March 17, 2023 (the “Registration Rights and Lockup Agreement”), pursuant to which, among other things, NioCorp became obligated to file a shelf registration statement to register the resale of (i) outstanding NioCorp Common Shares, (ii) NioCorp Common Shares exchangeable for the Second Merger Class B Shares, (iii) NioCorp Assumed Warrants and (iv) NioCorp Common Shares issuable upon exercise of the NioCorp Assumed Warrants, in each case, held by the RRA Shareholders after the Closing (such shares, the “Registrable Securities”). The Registration Rights and Lockup Agreement also provides the RRA Shareholders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the terms of the Registration Rights and Lockup Agreement, NioCorp is obligated, subject to certain exceptions, to (i) as soon as practicable, but not later than 30 days following the Closing, file a registration statement with the SEC covering the resale or other disposition of the Registrable Securities, (ii) use its reasonable best efforts to cause the registration statement to become effective no later than the earlier of (a) 90 days after the filing date thereof if the SEC notifies NioCorp that it will “review” the registration statement and (b) 10 business days after the date that NioCorp is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review, and (iii) use its reasonable best efforts to keep such registration statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until such time as there are no longer any Registrable Securities covered by the Registration Rights and Lockup Agreement.

In addition, the Registration Rights and Lockup Agreement provides that the RRA Shareholders are subject to “lock-up” restrictions on transfer of the Registrable Securities held by them after the Closing for the period beginning on the Closing Date and ending on the earliest of (i) one year after the Closing, (ii) the date on which the volume-weighted average price of the NioCorp Common Shares on the principal securities exchange or market on which such securities are then traded has equaled or exceeded the quotient of $13.42 per share divided by 11.1829212 (as adjusted for any stock splits, including the reverse stock split, recapitalizations and similar events) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date and (iii) the date on which NioCorp completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of NioCorp’s shareholders having the right to exchange their NioCorp Common Shares for cash, securities or other property.

The Registration Rights and Lockup Agreement will terminate on the earlier of (i) the tenth anniversary of the date of such agreement and (ii) with respect to any RRA Shareholder, on the date that such RRA Shareholder no longer holds any Registrable Securities.

In addition, on the Closing Date, the Company entered into a joinder agreement (the “Registration Rights Joinder”) with the Sponsor’s members to whom the Sponsor distributed all of the Second Merger Class B Shares and NioCorp Assumed Warrants held by the Sponsor immediately following the Closing. Pursuant to the Registration Rights Joinder, each such member agreed to become a party to, to be bound by, and to comply with the Registration Rights and Lockup Agreement as a RRA Shareholder, and all of the (i) outstanding NioCorp Common Shares, (ii) NioCorp Common Shares exchangeable for the Second Merger Class B Shares, (iii) NioCorp Assumed Warrants and (iv) NioCorp Common Shares issuable upon exercise of the NioCorp Assumed Warrants held by such member became Registrable Securities.

The foregoing description of the terms of the Registration Rights and Lockup Agreement and the Registration Rights Joinder is subject to, and is qualified in its entirety by, the full text of the Registration Rights and Lockup Agreement and the Registration Rights Joinder, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which documents are incorporated by reference in their entirety into this Item 1.01.

Exchange Agreement

Pursuant to the Business Combination Agreement, at the Closing, NioCorp, GX and the Sponsor entered into the Exchange Agreement, dated March 17, 2023 (the “Exchange Agreement”), pursuant to which, among other things, the Sponsor and certain pre-Closing officers and directors of GX have agreed that, with respect to certain Second Merger Class B Shares that are subject to an earnout period, the Sponsor and certain pre-Closing officers and directors of GX will not transfer such shares until the NioCorp Common Shares achieve trading prices exceeding certain dollar thresholds set forth in the GX Support Agreement, subject to the terms and conditions contemplated by the GX Support Agreement. Such Second Merger Class B Shares will be forfeited if the NioCorp Common Shares do not achieve the specified trading prices prior to the tenth anniversary of the Closing Date.

The foregoing description of the terms of the Exchange Agreement is subject to, and is qualified in its entirety by, the full text of the Exchange Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, which document is incorporated by reference in its entirety into this Item 1.01.

Warrant Assignment, Assumption and Amendment Agreement

The information set forth in the Introductory Note with respect to the NioCorp Assumed Warrants is incorporated herein by reference.

On March 17, 2023, the Company entered into that certain Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), by and among NioCorp, GX, Continental Stock Transfer & Trust Company, as existing warrant agent (“CST”), and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as successor warrant agent (“Computershare”). Pursuant to the Warrant Assumption Agreement, the Company assumed all of the obligations of GX under and in respect of the Warrant Agreement, dated March 17, 2021, by and between GX and CST (the “GX Warrant Agreement” and, as amended by the Warrant Assumption Agreement, the “Warrant Agreement”), and Computershare was appointed as successor warrant agent under the Warrant Agreement.

The foregoing description of the terms of the Warrant Agreement is subject to, and is qualified in its entirety by, the full text of the GX Warrant Agreement, as amended by the Warrant Assumption Agreement, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which documents are incorporated by reference in their entirety into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Second Merger Class B Shares, the Registration Rights and Lockup Agreement and the Exchange Agreement is incorporated by reference into this Item 3.02.

The offer, issuance and sale of 7,957,404 Second Merger Class B Shares, including the NioCorp Common Shares issuable upon exchange of such Second Merger Class B Shares, in connection with the Mergers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer, issuance and sale of such Second Merger Class B Shares, including the NioCorp Common Shares issuable upon exchange of such Second Merger Class B Shares, was not registered under the Securities Act or any state securities laws and such Second Merger Class B Shares, including the NioCorp Common Shares issuable upon exchange of such Second Merger Class B Shares, may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, on March 10, 2023, NioCorp shareholders approved, by ordinary resolution, an amendment (the “Articles Amendment”) to NioCorp’s articles, as amended (the “Articles”), to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp shareholders. Such Articles Amendment was made to satisfy Nasdaq Marketplace Rule 5620(c)’s minimum quorum requirement and became effective following approval by NioCorp’s board of directors (the “Board”) on March 17, 2023.

This summary of the Articles Amendment is qualified in its entirety by reference to the text of such amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors to the Board

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective immediately upon the Closing, the Board increased the size of the Board to nine members and appointed each of Michael G. Maselli and Dean C. Kehler to the Board, each to hold office until his term expires at the next annual meeting of NioCorp shareholders, and his respective successor is duly elected or appointed and qualified, or until his earlier death, resignation or removal. Messrs. Maselli and Kehler served on the board of directors of GX prior to the Closing. Pursuant to the Business Combination Agreement, the Company was required to cause two directors identified by GX to become directors of the Company as of Closing, and the Board appointed Messrs. Maselli and Kehler to the Board pursuant to such requirement.

As non-employee directors, each of Messrs. Maselli and Kehler will receive compensation in the same manner as the Company’s other non-employee directors and will be eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 10, 2022.

Messrs. Maselli and Kehler are parties to the Registration Rights and Lockup Agreement, as RRA Shareholders thereunder. In addition, certain information related to Messrs. Maselli and Kehler is described in the Joint Proxy Statement/Prospectus under the heading “GX Proposal No. 1 – The Business Combination Proposal––Interests of GX Directors and Officers in the Transactions” beginning on page 109 therein, and such information is incorporated herein by reference.

Indemnification Agreements

The Company expects to enter into indemnification agreements with each of its directors and officers that largely mirror the indemnification rights provided for in its Articles. The Form of Director and Officer Indemnification Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

The Company announced the completion of the Transactions in a press release issued on March 17, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

Yorkville Convertible Debentures

As previously disclosed, on January 26, 2023, NioCorp entered into a Securities Purchase Agreement (as amended by an Amendment No. 1 to Securities Purchase Agreement, dated February 24, 2023, the “Yorkville Convertible Debt Financing Agreement”) and a Standby Equity Purchase Agreement (the “Yorkville Equity Facility Financing Agreement”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (together with YA II PN, Ltd., “Yorkville”).

On the Closing Date, NioCorp issued to Yorkville (i) $16.0 million aggregate principal amount of unsecured convertible debentures, convertible into NioCorp Common Shares, and (ii) 1,789,267 warrants to purchase additional NioCorp Common Shares in consideration of $15.36 million in cash funded by Yorkville to NioCorp, which amount was offset by a payment of $0.5 million of cash from NioCorp to Yorkville as part of a cash fee due in connection with the Closing pursuant to the Yorkville Equity Facility Financing Agreement.

Reverse Stock Split

NioCorp currently has the Registration Statements on Form S-3 (Nos. 333-257195, 333-254511, and 333-260673) and Form S-8 (No. 333-222313) (collectively, the “Registration Statements”) on file with the SEC. SEC regulations permit NioCorp to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8, as applicable. Pursuant to Rule 416(b) under the Securities Act, as a result of and upon the completion of the reverse stock split, the number of undistributed NioCorp Common Shares deemed to be covered by each of the Registration Statements will be proportionately reduced to a number of NioCorp Common Shares, as applicable, giving effect to the reverse stock split at the ratio of 10-for-1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company previously provided the financial statements required by Item 9.01(a) of Form 8-K as Exhibit 99.1 to its Current Report on Form 8-K filed on March 1, 2023.

(b) Pro forma financial information.

The Company previously provided the pro forma financial statements required by Item 9.01(b) of Form 8-K as Exhibit 99.2 to its Current Report on Form 8-K filed on March 1, 2023.

(d) Exhibits.

Exhibit	Description
2.1	Business Combination Agreement, dated as of September 25, 2022, by and among NioCorp Developments Ltd., Big Red Merger Sub Ltd, and GX Acquisition Corp. II (incorporated by reference to Exhibit 2.1 to NioCorp Developments Ltd.’s Current Report on Form 8-K filed with the SEC on September 29, 2022).
3.1	Amendment to Articles, effective March 17, 2023.
4.1	Warrant Agreement, dated March 17, 2021, by and between GX Acquisition Corp. II and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to GX Acquisition Corp. II’s Current Report on Form 8-K filed with the SEC on March 22, 2021).
4.2	Warrant Assignment, Assumption and Amendment Agreement, dated as of March 17, 2023, by and among GX Acquisition Corp. II, NioCorp Developments Ltd., Continental Stock Transfer & Trust Company, as the existing Warrant Agent, and Computershare Trust Company, N.A, as the successor Warrant Agent.
4.3	Form of Warrant (included in Exhibit 4.2).
10.1	Amended and Restated Registration Rights Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd., GX Acquisition Corp. II, GX Sponsor II LLC and certain persons listed on Schedule 1 and Schedule 2 thereto.
10.2	Registration Rights Agreement Joinder, dated as of March 17, 2023, by and among NioCorp Developments Ltd. and each of the parties listed on Schedule A thereto.
10.3	Exchange Agreement, dated as of March 17, 2023, by and among NioCorp Developments Ltd., GX Acquisition Corp. II and GX Sponsor II LLC.
10.4	Form of Director and Officer Indemnification Agreement.
99.1	Press Release, dated March 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 17, 2023	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer